EXHIBIT 99.1

News Release

Media Contact:	Catharine Bower, Communications Manager
(610) 369-6618 or catharine.bower@nationalpenn.com

Investor Contact:	Michelle H. Debkowski, Investor Relations
(610) 369-6461 or michelle.debkowski@nationalpenn.com

National Penn Appoints Michael J. Hughes as Chief Financial Officer

A 30-year veteran of the financial services industry

Boyertown, Pa. – August 12, 2009 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that Michael J. Hughes will join the company as Chief Financial Officer, effective August 31.  He will report to President and CEO Glenn E. Moyer and will be charged with formulating and implementing the company’s financial strategies and policies as part of its balanced growth plan.  Hughes assumes the role held by Michael R. Reinhard, who will continue at National Penn as Executive Vice president and Treasurer with responsibilities for finance and corporate planning.

Prior to joining National Penn, Mr. Hughes, age 53, most recently held the positions of Chief Executive Officer of BSCV, Inc. and Chief Restructuring Officer at Boscov’s Department Store, LLC.  Upon joining Boscov’s in May 2008 as Chief Restructuring Officer, Mr. Hughes was responsible for managing all aspects of Boscov’s restructuring process and BSCV’s Chapter 11 bankruptcy case.  Prior to that, Mr. Hughes served as Chief Operating Officer of Griffin Financial LLC, an investment banking firm, beginning in August 2002.  A certified public accountant with 30 years of experience in the financial services industry, Mr. Hughes began his career at Ernst & Young as an Audit Supervisor in 1979.  He moved on to serve as Chief Financial Officer of The Hershey Bank, Woodstream Corporation and Specialty Products & Insulation Co.  Mr. Hughes has also held executive positions at several banks and other financial services firms, including Senior Vice President for External Finance at Meridian Bancorp, Inc. and Senior Vice President for Investment Banking at Berwind Financial.  He holds a bachelor’s degree in accounting from Penn State University from which he graduated magna cum laude in 1978.

“As our company has grown to become the 4th largest bank holding company headquartered in Pennsylvania, the chief financial officer’s role has changed dramatically in scope and complexity,” said President and CEO Moyer.  “After a thorough executive search process during which we met with a number of highly qualified individuals, we recognized that Michael Hughes was the right person for our company in these challenging times.”

Mr. Hughes commented, “I look forward to joining the National Penn team. I have known and worked with National Penn management for many years and believe we have a great opportunity to differentiate National Penn from its competitors as economic conditions continue to improve.”

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with $9.8 billion in assets, is the fourth largest bank holding company based in Pennsylvania.  In addition, wealth assets under administration or management amount to $8.1 billion.

Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions. National Penn also has two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; Institutional Advisors LLC; National Penn Leasing Company; National Penn Insurance Services Group, Inc.; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,” “potential,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates(including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: National Penn’s obligations under the U.S. Treasury’s TARP Capital Purchase Program; its ability to raise additional capital, to identify qualified consumers, businesses and growth opportunities; the ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the performance of National Penn’s investment portfolio; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; challenges in establishing and maintaining operations in new markets; and changes in consumer and business confidence.  The foregoing review of important factors should be read in conjunction with the risk factors and other cautionary statements included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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